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EXHIBIT 99.1

                                                           FOR IMMEDIATE RELEASE


ANDREW KORALEWICZ, GUARDIAN TECHNOLOGIES INTERNATIONAL BOARD MEMBER, DIES

Dulles, VA - September 29, 2003 - Guardian Technologies International, Inc. (OTCBB: GDTI) deeply regrets to announce that Andrew Koralewicz, 49, of Miami, Florida, died on Friday September 5th from a brain aneurism.

He was born on July 6, 1954, and was a native of Wausau, Poland, before moving to the area. He graduated with an M.S. Degree in Electrical Engineering from the Polytechnic Institute of Gdansk, Poland, and a B.S. Degree in Applied Physics from Nicholas Copernicus University of Torun, Poland.

 "Our company has lost a talented and respected technologist. He will be deeply missed." Michael Trudnak, Guardian's Chairman and CEO said, calling Andrew "a true friend."

He had been on Guardian's board since June 26, 2003. From July 1991 until his death, Mr. Koralewicz was the President of Coral Systems International, Inc., a privately held technology consulting company. Previously, he had been an Engineering Manager at Seagate Technology Worldwide Center in Delray Beach, Florida.

Andrew's position on the Board will remain open until a suitable replacement can be found.

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For further information, contact:           Jens Dalsgaard
                                            Redwood Consultants, LLC
                                            Tel: (415) 884.0348